EXHIBIT 4.5
                               LIMITED WAIVER AND
                                 AMENDMENT NO. 2


                                                         [EXECUTION COUNTERPART]


                       LIMITED WAIVER AND AMENDMENT NO. 2

                  LIMITED WAIVER AND AMENDMENT NO. 2 (this "Agreement") dated as of March 30, 1998 among:

                  IMATION CORP., a Delaware corporation (the "Borrower");

                  each of the lenders party to the Credit Agreement referred to below (the "Lenders"); and

                  CITICORP USA, INC., as administrative agent (in such capacity, the "Administrative Agent").

                  The Borrower, the Lenders, certain Issuing Banks and Swing Line Lenders and the Administrative Agent are parties to the Credit Agreement dated as of July 1, 1996 (as from time to time amended, the "Credit Agreement"). The Borrower has requested the Lenders to waive compliance with certain provisions of the Credit Agreement in certain respects for the period from the date hereof to January 5, 1999, and to amend the Credit Agreement in certain respects, all on the terms and conditions set forth herein.

                  To induce the Lenders to enter into this Agreement, the Borrower has agreed (1) to execute and deliver (and cause its U.S. Subsidiaries to execute and deliver) mortgages, pledge agreements and security agreements providing for security interests and Liens (subject to no equal or prior Liens, other than Liens permitted under the Credit Agreement) to be granted by them on certain of their respective personal and real property located in the United States, on all of the capital stock of their direct and indirect U.S. Subsidiaries and on 65% of the capital stock of their direct non-U.S. Subsidiaries, as collateral security for the Obligations of the Borrower under the Credit Agreement and, on a second priority basis and only for so long as Obligations under the Credit Agreement are so secured, for all other Obligations owing by the Borrower to the Lenders, and (2) to cause its U.S. Subsidiaries to guarantee such Obligations.

                  Accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 5, but effective as of the date hereof, the Lenders hereby waive compliance with Sections 5.04(a), (b) and (c) of the Credit Agreement during the period from December 17, 1997 to January 5, 1999.

                  Section 3. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                  A. Definitions. Section 1.01 of the Credit Agreement shall be amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Credit Agreement before giving effect to this Agreement, by amending and restating such definition to read as set forth below):

                           "Applicable Fee Percentage" means (1) during the
                  period from March 30, 1998 through and including June 30, 1998, 0.25%; (2) during the period from July 1, 1998 through and including September 30, 1998, 0.375%; and (3) from and after October 1, 1998, 0.50%.

                           "Applicable Margin" means:

                           (a) for Eurodollar Advances (1) during the period
                  from March 30, 1998 through and including June 30, 1998, 1.50%; (2) during the period from July 1, 1998 through and including September 30, 1998, 1.875%; and (3) from and after October 1, 1998, 2.75%; and

                           (b)      for Base Rate Advances, 1.00%.

                           "Loan Documents" means, collectively, this Agreement,
                  the Notes, the Security Documents and the Subsidiary
                  Guarantees.

                           "Mortgage" means a Mortgage, Deed of Trust,
                  Assignment of Rents, Security Agreement and Fixture Filing or other similar document executed by the Borrower and each of its U.S. Subsidiaries in favor of the Administrative Agent (or a collateral trustee selected by the Administrative Agent) for the benefit of the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent, covering real estate, fixtures and related property comprising part of the Pledged Property, as the same shall be modified and supplemented and in effect from time to time.

                           "Non-U.S. Subsidiary" means a Subsidiary of the
                  Borrower that is not a U.S. Subsidiary.

                           "Pledged Property" means, collectively, all of the
                  right, title and interest of the Borrower and its U.S. Subsidiaries (whether now owned or hereafter acquired, and wherever located) in and to:

                                    (x) all personal and real property located
                           in the United States (including, without limitation, inventory, equipment, accounts receivable, intercompany and other notes, other instruments and other general intangibles), but excluding inventory in the Borrower's "Customer Solutions" business, intellectual property and leasehold interests;

                                    (y)  all capital stock of their respective
                           U.S. Subsidiaries; and

                                    (z) 65% of the capital stock of their
                           respective direct Non-U.S. Subsidiaries.

                           "Post-Default Rate" means a rate per annum equal to
                  2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Advances (provided that, if the Post-Default Rate is being determined with respect to the principal of a Eurodollar Rate Advance and the date of determination is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period for and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Advance as provided in Section 2.08(a)(ii) and, thereafter, the rate provided for above in this definition).

                           "Receivables Subsidiary" means a Subsidiary of the
                  Borrower formed solely for the purpose of acquiring and selling receivables (and performing related obligations) under a Permitted Receivables Facility.

                           "Required Date" means:

                           (a) with respect to real estate and fixtures, June 30, 1998;

                           (b) with respect to capital stock of Non-U.S.
                  Subsidiaries, June 30, 1998; and

                           (c) with respect to all other Pledged Property
                  (including, without limitation, inventory, equipment, accounts receivable, intercompany and other notes, other instruments, other general intangibles and capital stock of U.S. Subsidiaries), April 30, 1998.

                           "Rolling Period" means a period of four consecutive
                  fiscal quarters of the Borrower; provided that, for purposes of determining compliance with Section 5.04(d) for any time prior to December 31, 1998, "Rolling Period" means the fiscal quarters of the Borrower that have ended after December 31, 1997.

                            "Security Agreement" means a Pledge and Security
                  Agreement, in form and substance satisfactory to the Administrative Agent, between the Borrower and the Administrative Agent covering the Pledged Property owned by the Borrower, as the same shall be modified and supplemented and in effect from time to time.

                           "Security Documents" means, collectively, the
                  Security Agreement, the Mortgages, all Subsidiary Security Agreements, all other security agreements required to be executed and delivered pursuant hereto and all Uniform Commercial Code financing statements and other instruments required by such documents to be filed with respect to the security interests and Liens in personal property, real estate and fixtures created pursuant thereto.

                            "Subsidiary Guarantee" means a Subsidiary Guarantee
                  Agreement, in form and substance satisfactory to the Administrative Agent, between a U.S. Subsidiary of the Borrower and the Administrative Agent pursuant to which such Subsidiary guarantees (x) the Obligations of the Borrower under the Credit Agreement and (y) only for so long as Obligations under the Credit Agreement are so guaranteed, all other Obligations owing by the Borrower to the Lenders, as the same shall be modified and supplemented and in effect from time to time.

                           "Subsidiary Security Agreement" means a Pledge and
                  Security Agreement, in form and substance satisfactory to the Administrative Agent, between a U.S. Subsidiary of the Borrower and the Administrative Agent covering the Pledged Property owned by such Subsidiary, as the same shall be modified and supplemented and in effect from time to time.

                           "U.S. Subsidiary" means a Subsidiary of the Borrower
                  that is organized under the laws of the United States.

                  B. Mandatory Prepayments. Section 2.07(b) of the Credit Agreement shall be amended by restating clause (i) thereof to read as follows:

                           "(i) Sale of Assets. Without limiting the obligation
                  of the Borrower to obtain the consent of the Required Lenders pursuant to Section 5.02(d) to any Disposition not otherwise permitted hereunder, on January 5, 1999 the Commitments shall be reduced, and, to the extent required by Section 2.07(c), the Borrower shall prepay the Advances (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.07(d)), in an aggregate amount equal to (A) 100% of the Net Available Proceeds of all Dispositions theretofore consummated minus (B) the amount of such Net Available Proceeds theretofore reinvested in the Borrower's "Product Technology", "Customer Solutions" and "Growth Technology" businesses (PROVIDED that, if the property that was the subject of such Disposition constituted Pledged Property, such Net Available Proceeds must be so reinvested in property constituting Pledged Property subject (or required to be subject) to the Liens under the Security Documents); provided that (1) for purposes of this clause (i) the aggregate Net Available Proceeds of each Disposition or series of related Dispositions shall be deemed to be reduced by $10,000,000 (but shall not be deemed to be less than zero) and (2) neither Permitted Sale-Leaseback Transactions, sales of Receivables nor Dispositions identified on Schedule I to Limited Waiver and Amendment No. 2 hereto shall be deemed to be "Dispositions" for purposes of this clause (i)."

                  C. Post-Default Rate. Section 2.08 of the Credit Agreement shall be amended by restating paragraph (b) thereof to read as follows:

                           "(b) Post-Default Interest. Notwithstanding Section
                  2.08(a), if (x) the Borrower shall fail to pay when due (by prepayment, acceleration or otherwise) any amount payable under any Loan Document, or (y)(i) an Event of Default shall have occurred and be continuing during any period and (ii) the Administrative Agent or the Required Lenders, through the Administrative Agent, shall have notified the Borrower thereof, the Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for account of each Lender interest, so long as such failure or Event of Default continues, at the applicable Post-Default Rate on any principal of any Advance made by such Lender to the Borrower, and on any other amount whatsoever then due and payable by the Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, such interest to be payable from time to time on demand."

                  D. Material Adverse Change Representation. Section 4.01(f) of the Credit Agreement shall be amended by restating clause (iii) thereof to read as follows:

                           "(iii) Except as disclosed in the quarterly reports
                  filed by the Borrower with the Securities and Exchange Commission on Form 10-Q with respect to the Borrower's fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and in the reports filed by the Borrower with the Securities and Exchange Commission on Form 8-K during the period from October 1, 1997 through March 1, 1998, since December 31, 1996, there has been no Material Adverse Change."

                  E. Financial Advisor. The Credit Agreement shall be amended by adding the following Section 5.01(j) thereto:

                           "(j) Financial Advisor. As soon as possible and in
                  any event by no later than April 30, 1998, engage one of the firms identified on Schedule II-A to Limited Waiver and Amendment No. 2 hereto as financial advisor for the Borrower and its Subsidiaries to assist the Borrower and its Subsidiaries with the matters identified on Schedule II-B to Limited Waiver and Amendment No. 2 hereto."

                  F. Obligations Respecting Subsidiaries, Etc. The Credit Agreement shall be amended by adding the following Section 5.01(k) thereto:

                           "(k) New Subsidiaries. In the event that it or any of
                  its U.S. Subsidiaries shall form or acquire any new U.S. Subsidiary (other than a Receivables Subsidiary) after March 1, 1998, cause such new U.S. Subsidiary, as soon as possible and in any event within 30 days after such formation or acquisition, (x) to execute and deliver a Subsidiary Guarantee, (y) to pledge and grant a security interest in all or substantially all of the Pledged Property owned by such new Subsidiary to the Administrative Agent for the benefit of the Lenders pursuant to a Subsidiary Security Agreement, one or more Mortgages and other Security Documents and (z) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower and each of its Subsidiaries pursuant to Section 5.01(l) or as the Administrative Agent shall have requested. In addition, after March 1, 1998, the Borrower will not, and will not permit any of its Material Subsidiaries (other than a Receivables Subsidiary) to, enter into any indenture, agreement, instrument or other arrangement (including, without limitation, any amendment or other modification of any indenture, agreement or instrument outstanding on March 1, 1998) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Debt, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or other investments or the sale, assignment, transfer or other disposition of property (in each case except for such provisions contained herein or in the other Loan Documents)."

                  G. Collateral Security, Etc. The Credit Agreement shall be amended by adding the following new Section 5.01(l) thereto:

                           "(l) Collateral Security, Etc. Execute and deliver,
                  and cause each of its U.S. Subsidiaries (other than Receivables Subsidiaries) to execute and deliver, (x) as soon as possible and in any event, for any type of Pledged Property, by no later than the Required Date therefor, (i) in the case of the Borrower, the Security Agreement, one or more Mortgages and other Security Documents, and (ii) in the case of each such U.S. Subsidiary of the Borrower, a Subsidiary Security Agreement, one or more Mortgages and other Security Documents, collectively granting to the Administrative Agent, for the benefit of the Lenders, a security interest in and lien on all or substantially all of the Pledged Property, subject to no equal or prior liens (other than Liens permitted under Section 5.02(b) of the Credit Agreement); and (y) as soon as possible and in any event by no later than April 30, 1998, a Subsidiary Guarantee by each such U.S. Subsidiary, in each case together with:

                                    (1) Stock Certificates, Etc. All stock
                           certificates and other instruments comprising part of the Pledged Property, accompanied by undated stock powers executed in blank. In addition, the Borrower and each such U.S. Subsidiary shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement, the Subsidiary Security Agreements and the other Security Documents.

                                    (2) Mortgage Insurance, Etc. One or more
                           mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; if requested by the Administrative Agent, as-built surveys of recent date of each of the facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent; and certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by the Mortgages are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility. In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land offices.

                                    (3) Corporate Documents, Etc. Certified
                           copies of the charter and by-laws (or equivalent documents) of the Borrower and each of its Subsidiaries that is required to be a party to a Security Document or a Subsidiary Guarantee (each, an "Obligor") and of all corporate or other authority for each Obligors (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Security Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith.

                                    (4) Opinion of Counsel to the Obligors.
                           Opinions of counsel to each Obligor, in form and substance (and delivered by counsel) satisfactory to the Administrative Agent covering the Security Documents (and any Subsidiary Guarantee) to which such Obligor is a party and as to such other matters as the Administrative Agent or any Lender may reasonably request.

                                    (5) Opinions of Local Counsel. To the extent
                           reasonably requested by the Administrative Agent (determined in light of the value of the related Pledged Property), opinions of local counsel in all or a portion of the jurisdictions in which the Pledged Property is located and in which any Non-U.S. Subsidiary is organized, in each case in form and substance (and delivered by counsel) satisfactory to the Administrative Agent and covering such others matters as the Administrative Agent or any Lender may reasonably request.

                                    (6) Opinion of Special New York Counsel to
                           the Administrative Agent. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, as to the matters contemplated hereby and otherwise in form and substance satisfactory to the Administrative Agent.

                                    (7) Environmental Survey and Questionnaire.
                           To the extent requested by the Administrative Agent, an environmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Administrative Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated or leased by the Borrower and its Subsidiaries within the United States, as well as an historical review of the uses of such sites and facilities and of the business and operations of the Borrower and its Subsidiaries (including any former Subsidiaries or divisions of the Borrower or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which the Borrower or any of its Subsidiaries may have retained liability for environmental claims).

                                    (8) Other Documents. Such other documents as
                           the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request."

                  H. Liens. Section 5.02(a) of the Credit Agreement shall be amended:

                           (1) by adding, at the end of clause (i) thereof, ",
                  excluding from the operation of the foregoing restrictions in this clause (i) Liens in favor of the

                  Administrative Agent for the benefit of the Administrative Agent and the Lenders, Swing Line Lenders and Issuing Banks hereunder"; and

                           (2) by adding, at the end thereof, "Notwithstanding
                  the foregoing provisions of this Section 5.02(a), Liens on property of Non-U.S. Subsidiaries may be granted to secure Obligations (including, without limitation, Debt and contingent liabilities) outstanding, or committed to be made, as of March 1, 1998."

                  I. Minimum EBITDA. Section 5.04 of the Credit Agreement shall be amended by adding the following paragraph (d) thereto:

                           "(d) Minimum EBITDA. Maintain EBITDA of not less than
                  the amount set forth below for each Rolling Period ending on the dates set forth below:

                                    Date                 Amount

                           March 31, 1998             $ 31,000,000
                           June 30, 1998              $ 78,000,000
                           September 30, 1998         $135,000,000
                           December 31, 1998          $209,000,000"

                  J. Events of Default. Section 6.01 of the Credit Agreement shall be amended by restating paragraphs (b) and (c) to read as set forth below and by adding the following new paragraphs (n) and (o) thereto:

                           "(b) any representation or warranty made by the
                  Borrower or any of its Subsidiaries (or any of their respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                           (c) the Borrower shall fail to perform or observe any
                  term, covenant or agreement contained in clause (j), (k) or
                  (l) of Section 5.01, or clause (a), (b), (c), (d), (e), (f),
                  (g) or (i) of Section 5.02, or clause (a), (f) or (k) of
                  Section 5.03, or Section 5.04; or

                           (n) the Borrower or any of its Subsidiaries shall
                  default in the performance of any of its obligations in any of the Security Documents and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                           (l) the Liens created by the Security Documents shall
                  at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 5.02(b) or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower or any of its Subsidiaries;"

                  K. Certain Consents. The Credit Agreement shall be amended by adding the following Section 8.15 thereto:

                           "Section 8.15. Consents under Security Documents.09
                  Consents under Other Loan Documents. The Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented."

                  L. General. References in the Credit Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect hereto:

                  (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

                  Section 5. Conditions Precedent. The waivers set forth in
Section 2, and the amendments to the Credit Agreement set forth in Section 3, shall become effective (as of the date hereof) upon the satisfaction of the conditions precedent that the Administrative Agent shall have received the following:

                  (a) Executed Agreement. This Agreement, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

                  (b) Up-Front Fees, Etc. Such fees as the Borrower shall have agreed to pay in connection with the waivers and amendments contemplated hereby.

                  (c) Other Documents. Such other documents as the Administrative Agent, any Lender or special New York counsel to the Administrative Agent may reasonably request.

                  Section 6. Costs and Expenses. Without limiting Section 8.04(a) of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and performance of this Agreement, the Security Documents and Subsidiary Guarantees (whether or not any of the transactions contemplated by this Agreement are consummated), including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special counsel to the Administrative Agent.

                  Section 7. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 THE BORROWER

                                 IMATION CORP.



                                 By____________________________
                                   Name:
                                   Title:


                                 THE ADMINISTRATIVE AGENT

                                 CITICORP USA, INC.



                                 By____________________________
                                   Name:
                                   Title:


                                 THE LENDERS

                                 CITICORP USA, INC.



                                 By____________________________
                                   Name:
                                   Title:

                                 BANCA COMMERCIALE ITALIANA-
                                    CHICAGO BRANCH



                                 By____________________________
                                   Name:
                                   Title:



                                 By____________________________
                                   Name:
                                   Title:


                                 FIRST BANK NATIONAL ASSOCIATION



                                 By____________________________
                                   Name:
                                   Title:


                                 THE SUMITOMO BANK, LIMITED, CHICAGO
                                   BRANCH



                                 By____________________________
                                   Name:
                                   Title:


                                 BANK OF MONTREAL



                                 By____________________________
                                   Name:
                                   Title:



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                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   CHICAGO BRANCH



                                 By____________________________
                                   Name:
                                   Title:


                                 DEUTSCHE BANK AG NEW YORK AND/OR
                                   CAYMAN ISLANDS BRANCHES



                                 By____________________________
                                   Name:
                                   Title:



                                 By____________________________
                                   Name:
                                   Title:


                                 MELLON BANK, N.A.



                                 By____________________________
                                   Name:
                                   Title:


                                 THE SAKURA BANK, LIMITED-CHICAGO
                                   BRANCH



                                 By____________________________
                                   Name:
                                   Title:



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                                 WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE, NEW YORK BRANCH



                                 By____________________________
                                   Name:
                                   Title:



                                 By____________________________
                                   Name:
                                   Title:


                                 THE YASUDA TRUST & BANKING
                                   COMPANY, LIMITED



                                 By____________________________
                                   Name:
                                   Title:


                                 BANK OF AMERICA ILLINOIS



                                 By____________________________
                                   Name:
                                   Title:


                                 THE FUJI BANK, LIMITED



                                 By____________________________
                                   Name:
                                   Title:



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                                 THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD. CHICAGO BRANCH



                                 By____________________________
                                   Name:
                                   Title:


                                 NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION



                                 By____________________________
                                   Name:
                                   Title:


                                 SOCIETE GENERALE



                                 By____________________________
                                   Name:
                                   Title:


                                 NATIONSBANK, N.A.



                                 By____________________________
                                   Name:
                                   Title: